EXHIBIT 10.2

CAPITAL CONTRIBUTION AGREEMENT

THIS CAPITAL CONTRIBUTION AGREEMENT (the “Agreement”) is made and entered into on June 9, 2005 by and among IQ MEDICAL CORP., a Colorado corporation (“IQMC”), and OSMOTEX USA, INC., a Florida corporation (“Osmotex”). IQMC and Osmotex are collectively referred to herein as the “Parties”.

WHEREAS, Osmotex owns certain rights to the licensing of certain technology (the “Licensing Rights”); and

WHEREAS, Osmotex wishes to contribute the Licensing Rights to IQMC as a capital contribution in exchange for the issuance of common stock by IQMC as contemplated in this Agreement; and

WHEREAS, the Parties wish to document their agreement regarding this transaction in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and for other valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

CAPITAL CONTRIBUTION; ISSUANCE OF SHARES

1.1     CAPITAL CONTRIBUTION. Upon the terms and subject to the conditions set forth in this Agreement, Osmotex hereby contributes (the “Capital Contribution”) the Licensing Rights to IQMC as a contribution to the capital of IQMC. IQMC hereby accepts this Capital Contribution. In exchange for this Capital Contribution, IQMC hereby issues 42,670,000 shares (the “Shares”) of its $0.0001 par value per share common stock to Osmotex.

1.2     TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the “Closing”) will take place on the date hereof, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties or may be conducted by mail, email or facsimile as may be mutually agreed upon by the Parties.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF IQMC

IQMC hereby represents and warrants to Osmotex as follows:

2.1     ORGANIZATION, STANDING, AND POWER. IQMC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Colorado, and has the corporate power and authority to carry on its business as now conducted.

2.2     AUTHORITY OF IQMC; NO BREACH BY AGREEMENT.

(a)     IQMC has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of IQMC. This Agreement represents a legal, valid, and binding obligation of IQMC, enforceable against IQMC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)     Neither the execution and delivery of this Agreement by IQMC, nor the consummation by IQMC of the transactions contemplated hereby, nor compliance by IQMC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of IQMC’s Articles of Incorporation or Bylaws, or (ii) constitute or result in a default under, or require any consent pursuant to, any Contract or Permit of IQMC.

(c)     No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by IQMC of transactions contemplated in this Agreement.

2.3     CAPITAL STOCK.

(a)     The authorized capital stock of IQMC (the “IQMC Capital Stock”) consists of (i)  300,000,000 shares of IQMC Common Stock, of which 38,860,877 shares are issued and outstanding as of the date of this Agreement and (ii) 25,000,000 shares of preferred stock, of which no shares are issued or outstanding. All of the issued and outstanding shares of IQMC Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of IQMC Capital Stock has been issued in violation of any preemptive rights of the current or past shareholders of IQMC. When all of the transactions contemplated by this Agreement and Section 1.3 of the Financing Agreement (as defined herein) have been consummated, Osmotex will own a total of 85.0% of the outstanding IQMC Capital Stock on a fully diluted basis (including, without limitation, all options, warrants and other rights to purchase IQMC Capital Stock).

(b)     No agreements or undertakings of any kind exist which grant or would grant any party the right to obtain ownership of any IQMC Capital Stock.

(c)     Schedule 2.3(c) contains a true and complete list of all of the current holders of IQMC Capital Stock along with the amounts owned by each such party.

2.4     INVESTMENTS; SUBSIDIARIES. IQMC currently has and has never owned any subsidiary corporation, partnership or other business entity and has never made any investments in any other corporation, partnership or other business entities.

2.5     FINANCIAL STATEMENTS. The IQMC Financial Statements attached hereto as Schedule 2.5 (the “IQMC Financial Statements”) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, and fairly presents in all Material respects the consolidated financial position of IQMC as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

2.6     ABSENCE OF UNDISCLOSED LIABILITIES. IQMC has no liabilities that are reasonably likely to have, individually or in the aggregate, a material adverse effect.

2.7     ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2004, except as disclosed in the IQMC Financial Statements delivered prior to the date of this Agreement there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, material adverse effect.

2.8     TAX MATTERS. IQMC has never filed any tax returns.

2.9     INTELLECTUAL PROPERTY. IQMC does not own or use any intellectual property and has never owned or used any intellectual property.

2.10     REAL PROPERTY. IQMC does not currently own or lease any real property and has never owned or leased any real property.

2.11     COMPLIANCE WITH LAWS. IQMC requires no permits that are not already in existence. IQMC is not in default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments).

2.12     LABOR RELATIONS. IQMC has no employees and has never had any employees.

2.13     EMPLOYEE BENEFIT PLANS. IQMC has no employee benefit plans of any kind and has never had any employee benefit plans of any kind.

2.14     MATERIAL CONTRACTS. IQMC is not a party to any material contract or agreement (oral or written).

2.15     LEGAL PROCEEDINGS. There is no litigation or any other legal or administrative action instituted, pending or threatened against IQMC or to which IQMC is a party.

2.16     PINK SHEET LISTING. The IQMC Common Stock is currently listed in the “pink sheets”, and IQMC is not aware of any reason why the IQMC Common Stock would not qualify for listing on the OTC Bulletin Board.

2.17     STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by IQMC to OSMOTEX pursuant to this Agreement, contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 3

CERTAIN CHANGES AND CONDUCT OF BUSINESS.

3.1     CONSENTS AND APPROVALS. The Parties (i) shall use their best efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other Persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, and (ii) shall diligently assist and cooperate with each Party in preparing and filing all documents required to be submitted by a Party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection with such transactions.

3.2     PUBLIC ANNOUNCEMENT. Unless otherwise required by applicable law, the Parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

ARTICLE 4

TERMINATION AND ABANDONMENT

4.1     METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a)     By the mutual written consent of both Parties; or

(b)     By either Party if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

4.2     SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of IQMC shall survive the execution of this Agreement for a period of eighteen months.

4.3     ADJUSTMENT OF SHARES. The parties to this Agreement are also parties to a Financing and Listing Agreement (the “Financing Agreement”) dated the date hereof. If the share adjustment transactions contained in Section 1.3 of the Financing Agreement are not fully consummated and completed by the close of business on June 17, 2005, Osmotex may, in its sole discretion, terminate and unwind this Agreement in all respects without penalties or costs of any kind upon written notice to IQMC. If such termination occurs, all of the Shares will revert back to IQMC and IQMC will have no rights of any kind relative to Osmotex, including, without limitation, any right related to the Licensing Rights.

ARTICLE 5

POST-CLOSING AGREEMENTS

5.1     INDEMNITY. Each Party shall indemnify and hold the other Party harmless for acts or omissions pertaining to this agreement that are not detailed herein and that may occur in the future without knowledge at the execution of this agreement.

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1     EXPENSES. Each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

6.1     BROKERS AND FINDERS. Each Party represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

6.2     ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein, all of the Recitals stated above, and all schedules and exhibits to this Agreement, all of which are hereby incorporated by reference into and made a part of this Agreement) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

6.3     AMENDMENTS. This Agreement may only be amended by a subsequent writing signed by all Parties.

6.4     WAIVERS.     The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

6.5     ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

6.6     NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the Person giving such notice) hand delivered by messenger or courier service or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

IQMC:	IQ MEDICAL CORP.

Copy to Counsel:

OSMOTEX:	Osmotex A/S

Copy to Counsel:	Gunster, Yoakley & Stewart, P.A. 500 East Broward Boulevard, Suite 1400 Fort Lauderdale, Florida 33394 Attention: Robert C. White, Jr., Esq.

or to such other address as any Party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered, if by messenger or courier service; and (b) either upon the date of receipt or refusal of delivery, if mailed.

6.7     GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any applicable conflicts of laws.

6.8     JURISDICTION AND VENUE. The Parties acknowledge that a substantial portion of the negotiations and anticipated performance of this Agreement occurred or shall occur in Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida. Each Party consents to the jurisdiction of such Florida court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Florida court. Service of any court paper may be effected on such Party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

6.9     COUNTERPARTS. This Agreement may be executed in counterparts, which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.10     CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

6.11     INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

6.12     ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6.13     ENFORCEMENT COSTS. If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover from the non-prevailing party or parties reasonable attorneys' fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such Party or Parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing Party (including any fees and costs associated with collecting such amounts).

6.14     SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

IN WITNESS WHEREOF, the Parties hereto have executed this Capital Contribution Agreement as of the date first above written.

IQ MEDICAL CORP.

By:	/s/ Shannon Daigle
Name: Shannon Daigle
Its: President

OSMOTEX USA, INC.

By:	/s/ Robert Rudman
Name: Robert Rudman
Its: President